Exhibit 10.3

FORM OF ASSIGNMENT, ASSUMPTION, CONSENT AND AMENDMENT TO
CHANGE OF CONTROL AND RETENTION AGREEMENT

This Assignment, Assumption , Consent and Amendment to Change of Control and Retention Agreement (this “Assignment”) is made and entered into as of this 1st day of July, 2011, by and among Interactive Intelligence, Inc., an Indiana corporation (“Assignor”), Interactive Intelligence Group, Inc., an Indiana corporation (“Assignee”), and [                             ] (“Executive”).

RECITALS

WHEREAS, Assignor and Executive are parties to that certain Change of Control and Retention Agreement, effective as of [                          ] (the “Change of Control Agreement”);

WHEREAS, Assignor, Assignee and ININ Corp., an Indiana corporation, are parties to that certain Agreement and Plan of Reorganization, dated as of April 11, 2011 (the “Reorganization Agreement”), pursuant to which Assignee will become the ultimate parent of Assignor through the merger of ININ Corp. with and into Assignor (the “Merger”);

WHEREAS, Assignor will be the surviving corporation in the Merger and will become a wholly-owned direct subsidiary of Assignee, upon the terms and subject to the conditions set forth in the Reorganization Agreement, pursuant to which each issued and outstanding share of common stock of Assignor shall be converted into one share of common stock of Assignee;

WHEREAS, in connection with the transactions contemplated by the Reorganization Agreement, Assignor desires to transfer, assign and set over to Assignee, and Assignee desires to accept from Assignor, all of Assignor’s rights, title and interest in, to and under the Change of Control Agreement, with certain amendments set forth herein, and Executive desires to consent to the transactions contemplated in this Assignment and the amendments to the Change of Control Agreement set forth herein, effective contemporaneously with the closing of the transactions contemplated by the Reorganization Agreement (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Assignment.  Assignor hereby assigns, transfers, conveys and sets over unto Assignee and its successors and permitted assigns, forever, all of Assignor’s rights, title and interest in, to and under the Change of Control Agreement, and Assignee hereby accepts from Assignor, all of Assignor’s rights, title and interest in, to and under the Change of Control Agreement.

2.           Assumption.  Assignee, for itself and its successors and assigns, hereby assumes and agrees to discharge and perform any and all of the terms, covenants and agreements of Assignor under the Change of Control Agreement arising or accruing on and after the Effective Date.

3.           Consent to Assignment. Executive hereby consents to the assignment of the Change of Control Agreement from Assignor to Assignee.  Executive agrees and acknowledges that Assignee shall be entitled to enforce the Change of Control Agreement against Executive and that Executive shall have the right to enforce the Change of Control Agreement against Assignee.

4.           Acknowledgement Regarding Reorganization.  Executive, Assignor and Assignee acknowledge and agree that the transactions contemplated by the Reorganization Agreement, including but not limited to the Merger, do not constitute a “Change of Control” pursuant to Section 4.4 of the Change of Control Agreement.

5.           Assignor’s Representations, Warranties and Covenants.

(a) Assignor hereby represents that it is fully authorized to enter into this Assignment.

(b) Assignor agrees to execute and deliver unto Assignee all such further documentation and instruments of any nature as may be necessary or desirable to fully effect and record the assignment and transfer of the rights and obligations under the Change of Control Agreement.

6.           Assignee’s Representations, Warranties and Covenants.

(a) Assignee hereby represents that it is fully authorized to enter into this Assignment.

(b) Assignee agrees to perform and be bound by all terms, covenants and conditions of the Change of Control Agreement, as amended in accordance with the terms of this Assignment.

6.           Amendment to Change of Control Agreement.

(a)           Amendment to the “Company”.  Assignor, Assignee and Executive hereby agree that each reference to “Interactive Intelligence, Inc.” in the Change of Control Agreement will be deleted and “Interactive Intelligence Group, Inc.” will be substituted in place of such deleted reference, and the Change of Control Agreement’s references to the “Company” will be references to Interactive Intelligence Group, Inc.

(b)           Amendment to Section 4.4(d).  Assignor, Assignee and Executive hereby agree to amend and restate the definition of “Incumbent Directors” in Section 4.4(d) of the Change of Control Agreement in its entirety as follows:

“Incumbent Directors” shall mean directors who either (i) were directors of the Company as of the effective date of this Assignment, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of a least a majority of those directors whose election or nomination was not in connection with an actual or threatened proxy contest related to the election of directors to the Company;”

(c)           Amendment to Section 6.  Assignor, Assignee and Executive hereby agree to amend and restate Section 6 of the Change of Control Agreement in its entirety as follows:

“For a period of twelve (12) months after the Executive’s Termination Upon Change of Control, the Executive will not solicit the services or business of any employee or consultant of the Company or any of its subsidiaries, which, if accepted, would result in the discontinuance of that person’s or entity’s relationship with or to the Company or its subsidiaries, without the written consent of the Company.”

(d) Except as amended by this Assignment, all of the terms and provisions of the Change of Control Agreement will remain in full force and effect.  Assignor, Assignee and Executive hereby ratify and confirm the Change of Control Agreement, as amended by this Assignment, in all respects.

7.           No Third Party Beneficiaries.  Nothing in this Assignment, express or implied, is intended to confer any right or remedy under or by reason of this Assignment on any person other than Assignor, Assignee and Executive and their respective heirs, representatives, successors and assigns, nor is anything set forth herein intended to affect or discharge the obligation or liability of any third persons to any party to this Assignment, nor shall any provision give any third party any right of subrogation or action over or against any party to this Assignment.

8.           Choice of Law.  The validity, interpretation, construction and performance of this Assignment shall be governed by the laws of the State of Indiana, without regard to where Executive has his residence or principal office or where he performs his duties hereunder.

9.           Counterparts Execution; Facsimile/PDF Signatures.  This Assignment may be executed in counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.  Facsimile or PDF signatures may be relied upon as originals.

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IN WITNESS WHEREOF, each of the parties has executed this Assignment, in the case of each of Assignor and Assignee, by its duly authorized officer, as of the day and year first above written.

ASSIGNOR INTERACTIVE INTELLIGENCE, INC.	EXECUTIVE
By: ________________________________ Name: ______________________________ Its: ________________________________	Name: _______________________ Address: _____________________

ASSIGNEE INTERACTIVE INTELLIGENCE GROUP, INC.
By: ________________________________ Name: ______________________________ Its: ________________________________